PSA PERFORMANCE SUPPORT AGREEMENT


     This PSA PERFORMANCE SUPPORT AGREEMENT ("Agreement") is dated as of August 5, 1997 and is made by and between NEW ENGLAND POWER COMPANY, a Massachusetts corporation ("NEP"), and USGEN ACQUISITION CORPORATION, a Delaware corporation ("Asset Purchaser"). This Agreement sets forth the terms and conditions under which Asset Purchaser will make available certain electric energy and capacity to NEP in order to assist NEP in performing its obligations under a certain Power Sales Agreement between NEP and __________________ dated _____________ (the "Commitment"), and NEP will transfer to Asset Purchaser the economic benefits of the Commitment and Asset Purchaser will undertake certain responsibilities for administering the Commitment. This Agreement is being entered into in connection with the transactions contemplated by the Asset Purchase Agreement, dated as of August 5, 1997, by and among NEP, The Narragansett Electric Company and Asset Purchaser (the "APA"), under which NEP is selling its electric generation business to Asset Purchaser.

1. This Agreement shall become effective on the Effective Date (as defined in Section 11) and shall remain in effect until NEP has made payment to Asset Purchaser of amounts owed pursuant to Section 3, below.

2. Commencing as of the Effective Date, Asset Purchaser agrees to provide to NEP each month all electric capacity and energy necessary for NEP to perform its obligations under the Commitment. All electric energy shall be delivered to NEP at the point at which ____________ (the "Power Buyer") takes delivery from NEP under the terms of the Commitment.
     Asset Purchaser shall be responsible for making all arrangements necessary, if any, for the transmission of such energy to such delivery points.

3. Commencing as of the Effective Date, and in consideration of Asset Purchaser's undertakings hereunder, NEP agrees to pay to Asset Purchaser all amounts payable by Power Buyer under the Commitment. For purposes of the first and last monthly payments due from NEP to Asset Purchaser under this Agreement, energy payments shall be based on meter readings taken on the first and last day, respectively, for which NEP has a payment obligation under this Agreement and capacity payments shall be based on the ratio of the number of days in the month for which NEP has a payment obligation under this Agreement to the total number of days in the month. At the request of Asset Purchaser, NEP shall direct Power Buyer to make all payments due under the Commitment into such bank account of Asset Purchaser as Asset Purchaser shall notify NEP of in such request.

4. Effective as of the Effective Date, NEP hereby appoints Asset Purchaser as its agent for purposes of administering the Commitment. Asset Purchaser is authorized to take all actions that NEP may lawfully take under the Commitment without further approval by NEP, including, without limitation, initiating legal or other actions to enforce the obligations of Power Buyer thereunder and calculating and rendering bills to the Power Buyer on NEP's behalf; except that NEP's prior written consent shall be required for (i) actions that materially affect the price charged for or the quantity of power to be sold by NEP under the Commitment and (ii) Commitment option exercises, term extensions and/or amendments. NEP shall not unreasonably withhold such consent. NEP agrees not to agree to any amendment of, or to waive any rights under, the Commitment without Asset Purchaser's consent. Asset Purchaser and NEP shall cooperate in maintaining such cost indices as is necessary for NEP (or Asset Purchaser on NEP's behalf) to calculate the amount due from Power Buyer under the Commitment.

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5.   Each party shall be entitled to indemnification under this Agreement to the extent and in the manner set forth in Article X of the APA which is hereby incorporated herein by reference.

6. NEP and Asset Purchaser agree to work cooperatively and use all reasonable efforts to amend the Commitment and assign such amended Commitment to Asset Purchaser so that NEP will be released of all further liabilities and obligations under the Commitment and Asset Purchaser will be directly under contract with the Power Buyer. Any such amendment and assignment shall include all modifications necessary to reflect the substitution of Asset Purchaser for NEP as the selling party under the Commitment (including modification of Commitment price indices, where appropriate) and to properly describe delivery point and transmission system references made in the Commitment. It is intended by the parties and a condition to the obligation of Asset Purchaser to agree to any such Commitment amendment and assignment that such Commitment amendment and assignment preserve the economic benefit and other rights of the Commitment to the Asset Purchaser without increasing the Asset Purchaser's obligations under the Commitment. NEP and Asset Purchaser agree to execute all agreements and documents reasonably requested by the other in connection with such Commitment amendment and assignment. Where a complete assignment is not immediately feasible, the parties shall work cooperatively to achieve such partial assignment of rights and obligations as is consistent with the Commitment.

7. This Agreement and all rights, obligations, and performance of the parties hereunder, are subject to all applicable Federal and state laws, including, without limitation, the approval of the Federal Energy Regulatory Commission, and to all duly promulgated orders and other duly authorized actions of any governmental authority having jurisdiction.

 8. This Agreement, the APA and any other agreement entered into by the parties pursuant to the APA constitute the entire agreement between the parties and supersedes all previous offers, negotiations, discussions, communications and correspondence. This Agreement may be amended only by a written agreement signed by the parties. The interpretation and performance of this Agreement shall be according to and controlled by the laws of The Commonwealth of Massachusetts.

 9. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, (i) the Asset Purchaser may assign all of its rights and obligations hereunder to any wholly owned Subsidiary (direct or indirect) of PG&E Corporation and upon NEP's receipt of notice from Asset Purchaser of any such assignment, the Asset Purchaser will be released from all liabilities and obligations hereunder, accrued and unaccrued, such assignee will be deemed to have assumed, ratified, agreed to be bound by and perform all such liabilities and obligations, and all references herein to Asset Purchaser shall thereafter be deemed references to such assignee, in each case without the necessity for further act or evidence by the parties hereto or such assignee; provided, however, that no such assignment and assumption shall release the Asset Purchaser from its liabilities and obligations hereunder unless the assignee shall have acquired all or substantially all of the Asset Purchaser's assets; provided, further however, that no such assignment and assumption shall relieve or in any way discharge PG&E Corporation from the performance of its duties and obligations under the Guaranty dated as of the date of

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     this Agreement executed by PG&E Corporation; and (ii) the Asset
     Purchaser or its permitted assignee may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee or lending institution(s) for the purposes of financing or refinancing the Purchased Assets (as defined in the APA), including upon or pursuant to the exercise of remedies under a financing or refinancing, or by way of assignments, transfers, conveyances or dispositions in lieu thereof; provided, however, that no such assignment or disposition shall relieve or in any way discharge the Asset Purchaser or such assignee from the performance of its duties and obligations under this Agreement. NEP agrees to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, conveyance, pledge or disposition of rights hereunder so long as NEP's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

10. Subject to the provisions of Section 3 hereof, all payments required under this Agreement shall be paid in cash by federal or other wire transfer of immediately available funds to an account designated by the party to receive the payment.

11. This Agreement shall be of no force and effect until the Effective Date. If the APA shall have been terminated before the occurrence of the Closing Date (as defined in the APA), this Agreement shall, without any action of the parties hereto, terminate as of the time of the termination of the APA. As used in this Agreement, "Effective Date" shall mean the Closing Date (as defined in the APA).

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement on their behalf as of the date first above written.

                                   NEW ENGLAND POWER COMPANY



                                   By:
                                      Name:
                                      Title:



                                   USGEN ACQUISITION CORPORATION



                                   By:
                                      Name:
                                      Title: